Exhibit 10.2

SERVICE AGREEMENT

BETWEEN

QUINTILES Commercial Germany GmbH

registered address at

Schildkrötstrasse 17-19, D-68199 Mannheim, Germany

hereinafter “QUINTILES”

and

MELA Sciences Inc.

registered address at

50 South Buckhout St., Irvington, NY 10533, USA

hereinafter “MELA”

INDEX:

1.	SCOPE OF AGREEMENT	3
2.	QUINTILES OBLIGATIONS	3
3.	MELA OBLIGATIONS	4
4.	MUTUAL OBLIGATIONS	4
5.	PRICE AND PAYMENT	5
6.	LIABILITY AND INDEMNITY	5
7.	CONFIDENTIALITY	6
8.	DURATION AND TERMINATION	6
9.	NON-SOLICITATION	7
10.	RETURN OF MATERIALS	8
11.	COOPERATION AND GOVERNANCE	8
12.	OWNERSHIP AND INVENTIONS	8
13.	NOTICES	9
14.	ASSIGNMENT AND SUB CONTRACTING	9
15.	SURVIVAL	9
16.	ENTIRE AGREEMENT	9
17.	AMENDMENTS	9
18.	JURISDICTION	10

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1.	SCOPE OF AGREEMENT

1.1.	MELA wishes to appoint QUINTILES and QUINTILES hereby accepts such appointment to perform the Services as described in Schedule I and II in accordance with the terms and conditions that are agreed hereinafter.

1.2.	MELA commits to pay to QUINTILES the QUINTILES Service Fees in accordance with the payment schedule and terms of payment as described in Schedule II and to comply with the MELA obligations as particularly set out in clause 3. of this Agreement.

2.	QUINTILES OBLIGATIONS

It is agreed that QUINTILES shall:

2.1.	undertake all reasonable endeavours to deliver the Services as described in detail in Schedule I to this Agreement;

2.2.	have the Services carried out by qualified pharmaceutical representatives according to §75 AMG (Arzneimittelgesetz – German Medicines Act) – as far as the detailing of medicines in the sense of §2 Clause 1 and Clause 2 No. 1 AMG are subject of the Services;

2.3.	ensure that the provided QUINTILES personnel are familiar with the provisions of relevant legislation, codes of practice or guidelines applicable for the project;

2.4.	manage all contractual obligations in respect of the employment of the QUINTILES Personnel including the payment of all salaries, QUINTILES bonuses and benefits;

2.5.	be responsible for the management of the QUINTILES personnel. In conformance with QUINTILES policy, QUINTILES shall provide appropriate employee counseling and discipline, up to and including termination, to QUINTILES personnel who violate employment rules and who are otherwise underperforming their job responsibilities. QUINTILES will promptly follow-up on any reports made by MELA of a QUINTILES personnel non-compliance or underperformance and will apply such counseling or discipline as may be warranted in QUINTILES’s sole judgment

2.6.	ensure that the QUINTILES personnel will comply with all processes and procedures put in place by MELA, the marketing authorisation holder of the Product, for the reporting of adverse events and for responding to scientific questions raised by physicians;

2.7.	inform MELA about the status of the Services performed on a regular basis throughout the entire duration of the project.

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3.	MELA OBLIGATIONS

Throughout the duration of this Agreement MELA hereby agrees that MELA shall:

3.1.	pay the QUINTILES Service Fees in full and in accordance with the payment terms as set out in Schedule II to this Agreement;

3.2.	provide QUINTILES with an adequate level of training and knowledge that is necessary to carry out its duties and to provide the Services; specifically MELA shall be responsible for the training of the QUINTILES personnel on disease areas and product knowledge;

3.3.	be responsible for putting in place the processes and procedures necessary to ensure that adverse events are reported as required to MELA and to the relevant Authorities in accordance with the regulations by law (AMG – German Medicines Act / MPG – German Medical Devices Act) and that a scientific service is available to respond to scientific questions raised by physicians;

3.4.	provide QUINTILES with marketing support and marketing materials to be used for the detailing of the products, with product samples (if applicable) and with ongoing sales data;

3.5.	ensure that all provided marketing material is in accordance with applicable legal requirements and that the over-all Promotional Program shall not require or encourage any one or more of the QUINTILES personnel to offer, pay, solicit or receive any remuneration from or to physicians to induce referrals or purchase of the MELA Product.

3.6.	ensure that all requisite licenses, approvals, permissions and consents necessary for the legitimate promotion, marketing, sales and distribution of the Product are in place throughout the duration of this Agreement;

3.7.	have the right to instruct and access the QUINTILES personnel for all medical and scientific information on the product and product related matters;

3.8.	ensure that MELA’s relevant personnel are fully briefed as to the role of QUINTILES in order to enable smooth communication in the course of the project.

3.9.	to inform the QUINTILES Project Manager at least three months prior to the agreed project end with a binding confirmation in writing, if MELA intends to take over QUINTILES employees at the end of the project term.

4.	MUTUAL OBLIGATIONS

QUINTILES and MELA hereby agree:

4.1.	that the QUINTILES Project Manager shall be informed immediately if MELA should not be satisfied with the delivery of the Services or find deficiencies; QUINTILES shall immediately implement suitable measures to resolve the problems;

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4.2.	to decide upon an extension of the project the latest three months prior to the agreed project end as set out in Schedule I;

4.3.	to inform the respective other party immediately if any Product Risks or Adverse Events become known to either party;

4.4.	that each party will appoint a responsible Project Manager who shall be the primary point of contact during the term of this agreement (see Schedule I)

4.5.	to carry out the Services in compliance with all relevant laws, rules and regulations applicable under the jurisdiction of Germany in which the Services are performed and to ensure that all personnel involved in the Services are familiar with and comply with the provisions of any such laws, rules and regulations.

5.	PRICE AND PAYMENT

The prices, payment schedule, pass through costs and terms of payment for the Services are specified in Schedule II and are important parts of this agreement.

6.	LIABILITY AND INDEMNITY

6.1.	If not ruled differently in clause 6.2 QUINTILES will have unlimited liability for damages according to the relevant legal regulations of the German law.

6.2.	QUINTILES shall not be liable for the slight negligence of minor obligations resulting from this Agreement. Neither QUINTILES, nor any of QUINTILES’ directors, officers, employees, subcontractors or agents shall have any liability of any type (including, but not limited to, contract, negligence, and tort liability), for any loss of profits, opportunity or goodwill, or any type of indirect or consequential damage or loss in connection with or arising out of this Agreement, or the Services performed by QUINTILES hereunder. In addition, in no event shall the collective, aggregate liability (including, but not limited to, contract, negligence and tort liability) of QUINTILES under this Agreement exceed the amount of Service Fees actually payable to QUINTILES. Nothing herein is intended to exclude or limit any liability for willful misconduct or any liability for death or personal injury caused by negligence.

6.3.	MELA shall hold harmless and protect QUINTILES against all damage claims and connected costs raised by third parties in the frame of the Services if they are raised in connection with the products of MELA or the materials provided by MELA. This does not hold if the damage with the third party was caused intentionally or grossly negligent by QUINTILES. Over and above this, MELA is obliged to make adequate provisions to prevent and limit damages.

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7.	CONFIDENTIALITY

7.1.	QUINTILES and MELA each undertake not to disclose or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of, any confidential information which comes into its possession under this Agreement.

7.2.	QUINTILES and MELA shall undertake to ensure that all information disclosed under this Agreement remains confidential to those personnel who require that information in order to carry out their obligations under this Agreement. QUINTILES shall ensure that all QUINTILES employees are made aware of the requirements of this Agreement.

7.3.	The obligations of the parties in Clauses 7.1 and 7.2 shall not extend to any confidential information which:
•	is or becomes generally available to the public otherwise than by reason of a breach by the recipient of the clauses above; or

•	is known to the recipient party and is at its free disposal prior to its receipt from the other; or

•	is subsequently disclosed to the recipient party by a third party who is not under the obligation of confidence; or

•

QUINTILES or MELA may be required to disclose under any statutory, regulatory or similar legislative requirements subject to the imposition of the obligations of secrecy wherever possible in that relationship; or

•

is disclosed by QUINTILES to a third party to such extent only as is necessary for the purposes of this Agreement and subject to QUINTILES using all reasonable endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

7.4.	The obligations of QUINTILES and MELA under this Clause 7 shall survive the termination for whatever reason of this Agreement for five years.

8.	DURATION AND TERMINATION

8.1.	This Agreement commences on the date of signature hereof and shall continue for the period specified in Schedule I, subject to early termination on notice in accordance with clause 8.2., 8.3., 8.4. or a mutual agreement on the extension of the project according to 4.2.

8.2.	Either party shall have the right to terminate this Agreement if the other party commits any material breach of this Agreement, and, in the case of a breach capable of remedy, fails to remedy the same within thirty (30) days after receipt of a written notice giving particulars of the breach and confirming the intention to terminate if not remedied.

8.3.	If either party shall become bankrupt or insolvent or if all or a substantial part of its business or assets shall be placed in the hands of a Receiver, Administrator,

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Administrative Receiver, Liquidator, Trustee in Bankruptcy or similar officer or an insolvency practitioner, whether by its voluntary act or otherwise then this Agreement and the rights granted herein shall immediately be subject to termination at the option of the other party.

8.4.

QUINTILES and MELA agree that MELA shall have the right of an early termination at will the earliest after 12 month project duration with a notice period of 3 months to the new effective termination date (e.g. giving notice on the 31st Dec. to terminate on the 31st March). In such a case MELA has to pay the full Quintiles Service Fees (Daily Rates) for all provided staff until the actual end of the project (the new effective termination date). If Quintiles is able to deploy members of the provided staff to a new QUINTILES Project prior to the new effective termination date, the obligation of MELA to pay the Daily Rates for such an individual will terminate at the date of their effective assignment to the new project.

8.5.	Any termination of this Agreement shall not affect the accrued rights of either QUINTILES or MELA arising under or out of this Agreement and all provisions which expressly or by implication survive this Agreement; they shall remain in full force and effect.

9.	NON-SOLICITATION

9.1.	MELA hereby undertakes to QUINTILES that at no time during the Project Term MELA and/or any of its Affiliates shall:

(a)	make any offer of employment or enter into any discussions or negotiations with a view to making any offer of employment to any person employed by QUINTILES in providing all or any part of the Services hereunder (“Relevant Employee”); or

(b)	solicit or attempt to solicit services from any Relevant Employee on their own account or entice or attempt to entice any Relevant Employee away from QUINTILES; or

(c)	have business dealings with or attempt to have business dealings with any Relevant Employee (other than pursuant to this agreement).

9.2.	In the event that any Relevant Employee providing any of the Services referred to herein should accept employment with MELA, or any of its Affiliates, during the term of their respective Assignments and/or during the Project Term (including any extensions thereof), or start to provide services to MELA, or any of its Affiliates, the same as or similar to the Services either as an individual or through a third party during the term of their respective Assignments under this Agreement (including any extensions thereof), QUINTILES will charge and MELA will pay a Take-on Fee of 25% of the annual contracted basic salary or fee offered to such Relevant Employee upon commencement of their employment at MELA or any of its Affiliates.

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9.3.	For the avoidance of doubt no Take-on Fee shall be payable by MELA upon the date of expiry of the agreed Project Term (as referred to in Schedule I) or, if extended, upon the date of expiry of any such extension to the Project Term.

10.	RETURN OF MATERIALS

QUINTILES shall within 30 days of termination of this Agreement at the request of MELA destroy or return at the expense of MELA all materials belonging to MELA other than those which QUINTILES has an obligation to archive. Nothing in this Agreement shall be construed to transfer from MELA to QINTILES any FDA or regulatory record-keeping requirements.

11.	COOPERATION AND GOVERNANCE

11.1.	All data and information in the possession of MELA or under his control necessary for QUINTILES to conduct the Services will be forwarded by MELA to QUINTILES. QUINTILES shall not be liable to MELA nor be deemed to have breached this Agreement for errors, delays or other consequences arising from MELA’s failure to timely provide documents, materials or information. The cooperation between MELA and QUINTILES has to enable QUINTILES at all times to fulfil its contractual obligations in time and in full. If MELA, for reasons other than a breach by QUINTILES, delays an agreed starting date for the Services or suspends performance of the Services, QUINTILES reserves the right to maintain to claim its fees.

11.2.	For the ongoing governance of the project QUINTILES and MELA agree to establish a Joint Steering Committee that should hold regular local meetings (e.g. every 3-4 months in Mannheim) to discuss and decide on all relevant business topics for the MELA sales activities in Germany. The Joint Steering Committee shall be formed by the MELA Project Leader, the QUINTILES Project Manager, the responsible QUINTILES Business Unit Director and the National Business Manager. Other relevant members of the MELA and Quintiles Management Staff could join the meetings as needed.

12.	OWNERSHIP AND INVENTIONS

12.1.	All MELA patents, trade secrets, copyrights, trade names, trademarks, service marks, proprietary data and materials or intellectual property and all improvements to any of the foregoing used in connection with the Services provided pursuant to this Agreement shall remain the sole and exclusive property of MELA and QUINTILES rights to use such MELA Property shall be limited to those permitted by this Agreement.

12.2.	Notwithstanding the foregoing, MELA and QUINTILES agree that all QUINTILES property (including but not limited to certain analytical methods, procedures and techniques, manuals, financial information, technical expertise and software) or improvements thereto which are used, improved, modified or developed by QUINTILES under or during the term of this Agreement are the sole and exclusive property of QUINTILES.

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13.	NOTICES

Any notice or other communication to be given under this Agreement shall be in writing and delivered personally or sent by facsimile transmission or first-class registered mail.

14.	ASSIGNMENT AND SUB CONTRACTING

14.1.	This Agreement may not be assigned by QUINTILES or MELA to any third party without prior written consent of the other party, which will not be unreasonably withheld.

14.2.	With prior written consent from MELA, which will not be unreasonably withheld, QUINTILES shall be entitled to use agents and sub-contractors to carry out the Services provided that QUINTILES will be responsible for the acts and omissions of such agents and sub-contractors as if the Services were performed by QUINTILES.

15.	SURVIVAL

The rights and obligations of MELA and QUINTILES, which by intent or meaning have validity beyond termination or completion of this Agreement (including, but not limited to, rights with respect to confidentiality, liability and indemnity, ownership and inventions) shall survive the termination or completion of this Agreement.

16.	ENTIRE AGREEMENT

This Agreement including all Schedules contains the entire understanding of the parties with respect to the subject matter herein, and supersedes all previous agreements (oral and written), negotiations and discussions.

17.	AMENDMENTS

17.1	Any material amendment or change of the details of this Agreement (including, but not limited to, changes in an agreed starting date for the Services, the nature of the Services or the number of team members) must be in writing and executed by duly authorised representatives of MELA and QUINTILES. Both parties agree to act in good faith and promptly when considering a written amendment or change requested by the other party. The amendment shall not affect the accrued rights of either QUINTILES or MELA arising under or out of this Agreement and all provisions which explicitly or by implication survive this Agreement shall remain in full force and effect.

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17.2	Where any provisions of this Agreement shall be invalid or impracticable, such invalidity or impracticability shall not affect any other provision hereof. In such case, QUINTILES and MELA agree to replace any invalid or impracticable provision by a valid and practicable provision that captures the meaning and purpose of the invalid or impracticable provision. The same goes for omissions in the agreement.

18.	JURISDICTION

18.1.	This Agreement shall be governed by the laws of Germany and is subject to the jurisdiction of the German Courts.

18.2.	If both parties are going to settle any disputes by an arbitration process, this arbitration process shall be ruled according to the guidance of the American Chamber of Commerce in Germany (AmCham Germany) in Frankfurt.

18.3.	No failure or delay on the part of QUINTILES or MELA to exercise or enforce any rights granted under this Agreement shall be interpreted or operate as a waiver thereof.

For and on behalf of QUINTILES Commercial Germany GmbH

Date:	21 March 2012

Signature:	/s/ Monika Beintner	Signature:	/s/ Peter Kurtz

Name:	Monika Beintner	Name:	Peter Kurtz

Function:	Managing Director	Function:	Key Account Director

For and on behalf of MELA Sciences Inc.

Date:	March 19, 2012

Signature:	/s/ Joseph V. Gulfo	Signature:

Name:	Joseph Gulfo	Name:

Function:	President & CEO	Function:

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